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                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 18, 2004, relating to the financial statements and financial highlights which appear in the April 30, 2004 Annual Report to Shareholders of Columbia Corporate Bond Fund, Columbia Intermediate Government Income Fund, and Columbia Quality Plus Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
August 23, 2004